EXHIBIT 21 -- SUBSIDIARIES OF THE REGISTRANT

                                       STATE OR OTHER JURISDICTION
SUBSIDIARIES                                OF INCORPORATION
------------                           ---------------------------
Compass Bank                                     Alabama
Central Bank of the South                        Alabama
Compass Bank                                     Florida
Compass Banks of Texas, Inc.                    Delaware
Compass Bancorporation of Texas, Inc.           Delaware
Compass Bank                                      Texas
River Oaks Trust Company                          Texas

                                       84